Exhibit 14.1
Code of Business Conduct and Ethics

ROYAL GOLD, INC. 2 Table of Contents Introduction 3 Commitment to Ethical Behavior 3 Persons Covered by this Code 3 Seeking Guidance and Reporting Concerns 3 Whistleblower Hotline 4 Nonretaliation and Confidentiality 4 Discipline for Violations 4 Waivers 4 Definition of Business Partners 4 Ethics in the Workplace 5 Compliance with Law 5 Freedom from Discrimination and Harassment 5 Diverse Work Environment 5 Conflicts of Interest 5 Receiving Gifts and Entertainment 6 Giving Gifts and Entertainment 6 Outside Employment or Business Interests 6 Investments 7 Family Members and Close Personal Relationships 7 Confidential Information 7 Protection of Assets 8 Corporate Opportunities 8 Ethics in the Marketplace 8 Fair Dealings 8 Insider Trading 8 Financial Integrity 9 Reporting Accounting Irregularities 9 Ethics in the Community 9 Anticorruption 9 Communications with Shareholders and the Media 10 Environmental and Social Responsibility 10 Political Contributions 10 Communicating with Regulators 10 Final Disclaimer 11

ROYAL GOLD, INC. 3 Introduction Commitment to Ethical Behavior Royal Gold has a well-deserved reputation for honesty, integrity, and fair dealing. We have adopted this Code of Business Conduct and Ethics to reinforce our continuing commitment to maintaining the highest ethical standards. This Code is intended to provide a broad framework to guide you in matters relating to the conduct of our business. This Code is not intended to be a complete set of instructions for behavior in every conceivable situation. In some cases, more specific requirements are contained in our various corporate policies. Persons Covered by this Code This Code applies to all employees, officers, and directors of Royal Gold, Inc. and its subsidiaries. We also expect third parties who perform work on our behalf or otherwise represent us in business dealings to act ethically and in a manner consistent with this Code. If you are responsible for hiring a third party, you should take reasonable steps to ensure that they are aware of this Code and act in a responsible manner consistent with our policies, as appropriate. Seeking Guidance and Reporting Concerns In the normal course of your job, you may have questions about whether conduct may violate this Code. If you have an ethics question, you are encouraged to talk with your supervisor or our Chief Compliance Officer before acting. You can also ask a question anonymously through our whistleblower hotline. In your role for Royal Gold, you may be asked to cooperate in a compliance investigation. We expect you to cooperate in any investigation and to provide accurate, complete, and timely responses to any inquiries. It is everyone’s responsibility to report any potential violations of this Code. If you are aware of or reasonably suspect any unethical or unlawful behavior or violations of this Code or our other policies, you must report this information promptly. You can report this information to your supervisor, our Chief Compliance Officer, any member of the management team, or the Chair of the Audit and Finance Committee of our Board. You can also report it anonymously through our whistleblower hotline. Nothing in this Code or our other policies restricts or prohibits you from reporting possible violations of law or regulation to, responding to any inquiries from, or providing testimony before any government entity, including the Securities and Exchange Commission or Occupational Safety and Health Administration, or from making other disclosures that are protected under the whistleblower provisions of any applicable law. You do not need our prior authorization to make these reports.

ROYAL GOLD, INC. 4 Whistleblower Hotline You can report concerns confidentially and anonymously by using our whistleblower hotline: 800-398-1496 www.lighthouse-services.com/royalgold Nonretaliation and Confidentiality We strive to create an environment where you are encouraged to raise concerns about suspected violations without fear of retaliation. Individuals will not be disciplined, lose their job, or be retaliated against in any way for asking questions or voicing concerns about legal or ethical obligations, as long as they are acting in good faith. Acting in good faith does not mean that you must be right, but it does mean that you do not know that the information is false. The important thing is that you bring your question or concern to our attention. We will not tolerate retaliation against any person who speaks up about a concern or complaint in good faith or who participates in any ethics or compliance investigation. Any suspected retaliation must be reported immediately. You can report it to your supervisor or our Chief Compliance Officer or anonymously through our whistleblower hotline. Retaliation is a violation of law and this Code and may result in disciplinary action, up to and including termination of service. An individual who engages in retaliation may also be subject to personal legal or financial consequences. Confidentiality is a priority. We will make good faith efforts to protect your identity to the extent practical whenever you interact with our compliance program. You can find more information in our Whistleblower Policy. Discipline for Violations Appropriate disciplinary action, up to and including termination of service, may be taken against any individual who violates this Code, our other policies, or any applicable laws or regulations. Waivers It may be appropriate for a provision of this Code to be waived under certain circumstances. Any request for a waiver must be made in advance and in writing to our Chief Compliance Officer. Any waiver for a director or executive officer requires the approval of our Board of Directors and must be disclosed promptly to shareholders as required by law or applicable listing standards. Any waiver for any other individual requires the approval of our CEO and Chief Compliance Officer. Definition of Business Partners Several provisions of this Code apply to interactions involving our business partners. For purposes of this Code, our “business partners” include any entity in which we have a stream, royalty, or similar interest,

ROYAL GOLD, INC. 5 as well as any supplier, lessor, lessee, licensor, partner, joint venture partner, potential acquiree, or other person that has or is negotiating to have a business relationship with us. Ethics in the Workplace Compliance with Law Each of us is expected to respect and comply with the law. It is your personal responsibility to adhere to the standards and restrictions imposed by law. We conduct business in many countries around the world. As a result, our business is subject to many different laws, customs, and cultures. If you have any questions about applicable laws and how to comply with law, you should seek advice from your supervisor or our Chief Compliance Officer or anonymously through our whistleblower hotline. Freedom from Discrimination and Harassment Royal Gold is committed to providing a challenging and supportive work environment, free of discrimination and harassment in any form, where individual contributions and teamwork are highly valued. We prohibit discrimination against any person because of race, sex, color, national or social origin, ethnicity, nationality, religion, age, disability, sexual orientation, gender identification or expression, marital status, military status, pregnancy, genetic information, or any other status protected by state or local law. We also prohibit harassment whether it is welcome or unwelcome. Harassment is conduct that inappropriately or unreasonably interferes with work performance, diminishes the dignity of any person, or creates an intimidating, hostile, or otherwise offensive work environment based on an individual’s legally protected status. Verbal, visual, or physical conduct of a sexual nature is not acceptable in the workplace and may be determined to be sexual harassment. Diverse Work Environment We recognize and value the benefits that a talented and diverse workforce brings to Royal Gold. The success of our business depends heavily on the quality and skills of our people. The wide array of perspectives and experiences that derive from a diverse Board of Directors and workforce enhances creativity, productivity, and overall organizational strength. Awareness and encouragement of diversity also foster an inclusive work environment where individuals are treated fairly and with respect and are given equal opportunity to develop and advance. You can find more information in our Diversity Policy. Conflicts of Interest We have a responsibility to make decisions strictly based on Royal Gold’s interests, without regard to personal interests. A conflict of interest may arise when your personal interests interfere, or appear to interfere, with Royal Gold’s interests. Conflicts of interest, potential conflicts of interest, and the appearance of a conflict of interest can damage Royal Gold’s and your reputation. You should avoid situations involving a conflict or the appearance of a conflict between your responsibility to Royal Gold and your own self-interest. Royal Gold business must be conducted solely

ROYAL GOLD, INC. 6 for the best interests of our organization in an honest and ethical manner. You are prohibited from using, directly or indirectly, your decision-making authority or position with Royal Gold to obtain any personal benefit. Conflicts of interest may arise in a variety of situations. Below are some of the most common ways conflicts of interest may arise. Receiving Gifts and Entertainment You may not accept monetary gifts from existing or potential business partners. You also may not accept nonmonetary gifts if accepting the gift could give the appearance that your judgment on behalf of Royal Gold may be compromised. You may accept unsolicited nonmonetary gifts such as meals, event tickets, sporting outings, hospitality suites, calendars, flowers, fruit, candy, books, and advertising or promotional novelties that are appropriate and customary promotional gifts for our industry. Accepting business entertainment, including meals and attendance at sporting or other outings, is not prohibited as long as the frequency of these events is reasonable and the event reasonably relates to our business and would not compromise your judgment on behalf of Royal Gold. You may not solicit or encourage any business partner to give you any gift, entertainment, or other item or service, regardless of its value. If you or any of your family members receive an unsolicited gift that is prohibited by this Code, you must promptly report the gift to our Chief Compliance Officer and return the gift. Giving Gifts and Entertainment Some business situations call for giving gifts or entertainment. Any gifts or entertainment that you give to an existing or potential business associate must be legal, reasonable, and appropriately documented in our business records. Depending on the circumstances, it may be appropriate to provide nonmonetary gifts such as meals, event tickets, sporting outings, hospitality suites, calendars, flowers, fruit, candy, books, and advertising or promotional novelties that are appropriate and customary promotional gifts for our industry. Providing business entertainment, including meals and attendance at sporting or other outings, is not prohibited as long as the frequency of these events is reasonable and the event reasonably relates to our business and would not compromise your judgment on behalf of Royal Gold. You may not provide any gift that is prohibited by law or, to your knowledge, a policy of the recipient’s organization. For example, employees of many government entities around the world are prohibited from accepting gifts. You can find more information in our Anticorruption Policy. Outside Employment or Business Interests Although employment outside of Royal Gold is not necessarily a conflict of interest, a conflict could arise depending on your position at Royal Gold and Royal Gold’s relationship with the other business. Outside

ROYAL GOLD, INC. 7 employment or other external business interests could be a conflict of interest if it causes, or could be perceived to cause, you to have to choose between the interests of Royal Gold and the other company. Serving on another company’s board of directors comes with fiduciary obligations that can present complex conflict-of-interest issues. You may not serve on the board of a company whose primary business is the creation, financing, acquisition, or management of precious metal royalties or interests having similar economic effect. You must receive approval from the Compensation, Nominating, and Governance Committee of our Board before accepting a board seat with (a) any outside public company or (b) any outside private company or nonprofit entity that has a business or charitable relationship with Royal Gold. If you believe that any outside employment, business interests, or board service could present an actual or perceived conflict of interest, you must disclose the issue to our Chief Compliance Officer, who will address the issue in consultation with the Chair of the Audit and Finance Committee of our Board. Investments You must ensure that your personal investments do not influence, or appear to influence, your independent judgment on behalf of Royal Gold. We discourage you from owning an interest in our business partners. In addition, you are prohibited from owning an interest in any other company whose primary business is the creation, financing, acquisition, or management of precious metal royalties or interests having similar economic effect. The guidelines in this paragraph do not apply to indirect ownership through a mutual fund or exchange-traded fund. You must disclose these types of investments in your annual conflicts-of-interests disclosure questionnaire and update this information for any changes between annual disclosures. Family Members and Close Personal Relationships You generally should not do business on behalf of Royal Gold with any close personal friend or family member. If the transaction cannot reasonably be avoided, it must be approved in advance by our CEO (or the Chair of the Audit and Finance Committee of our Board in the case of a friend or family member of our CEO). If you become aware that Royal Gold is engaged in or contemplating business with a close personal friend or family member, you must disclose the issue to our CEO or Chief Compliance Officer. Confidential Information In carrying out our business, you may learn confidential information about Royal Gold, our existing or potential business partners, or others. Confidential information includes all data, reports, negotiations, and other information that is not known to the public. Confidential information is not limited to information generated or produced by us. We also receive confidential information from third parties with whom we may do business. You must keep all confidential information confidential, unless the disclosure is otherwise authorized or legally permissible. You are prohibited from disclosing confidential information outside of Royal Gold or to other Royal Gold employees who do not have a need to know that information, except as authorized

ROYAL GOLD, INC. 8 by your supervisor or our CEO. You may not use confidential information for personal gain. If you are uncertain about whether information is confidential or whether a disclosure is permissible, you should consult with our Chief Compliance Officer. In the case of an unauthorized disclosure of confidential information, you should report the matter to your supervisor or our Chief Compliance Officer or anonymously through our whistleblower hotline. Protection of Assets You have a responsibility to protect Royal Gold’s assets from loss, damage, theft, or misuse and to ensure their efficient use. This obligation extends to Royal Gold’s proprietary or confidential information. All assets should be used for legitimate Royal Gold business purposes only. You must immediately report any suspected fraud or theft to your supervisor or our Chief Compliance Officer or anonymously through our whistleblower hotline. Corporate Opportunities Each of us has a duty to advance Royal Gold’s legitimate interests when any business opportunity arises. You are prohibited from competing with Royal Gold. You are also prohibited from taking for yourself (or directing to a third party) any corporate opportunity that is discovered through your position at Royal Gold or the use of Royal Gold assets, unless Royal Gold has already been offered the opportunity and refused it. In addition, you may not use our confidential information or other assets for personal gain. Ethics in the Marketplace Fair Dealings You are expected to deal fairly and honestly with all persons with whom we do business or interact, including our business partners and competitors. You are prohibited from taking unfair advantage of anyone through manipulation, concealment, misrepresentation, or other unethical or illegal practices. This includes offering false, fictitious, or fraudulent information to another person or using fraudulent or illegal tactics. Insider Trading It is illegal to buy or sell stock or other securities on the basis of material nonpublic information. Information is material if a reasonable investor would consider it important when making an investment decision. Some common examples of material information are earnings or other financial or operational information; projections of future earnings or other financial or operational information; changes in reserve estimates; significant property developments; pending or potential investments; merger-and- acquisition activity; borrowings or other debt activity; and changes in our dividend policy or securities. It is also illegal to disclose material nonpublic information to others so that they can buy or sell stock or other securities on the basis of that information. If you are aware of material nonpublic information about Royal Gold or any other company, including our business partners, you are prohibited from trading or tipping others to trade in stock or other securities of the company.

ROYAL GOLD, INC. 9 These same restrictions apply to any family member who lives with you or whose securities transactions you influence or control, as well as any entity under your influence or control. You can find more information in our Insider Trading Policy. Financial Integrity Royal Gold’s public disclosures, including its filings with the Securities and Exchange Commission, must be accurate, complete, fair, timely, and understandable. In your role for Royal Gold, you may be asked to provide information necessary to prepare our public disclosures. You are required to provide accurate, complete, and timely responses to these inquiries. We are required to comply with extensive and complex accounting requirements. All books, records, accounts, and financial statements must be maintained in reasonable detail, must accurately reflect the underlying transactions, and must conform to legal requirements and our system of internal controls. There should be no unrecorded or “off the books” assets or transactions unless permitted by law and approved in writing by our CEO. You are prohibited from providing false or misleading information in connection with any aspect of our business or operations. You are prohibited from taking any action intended to improperly influence our auditors or the conduct of their audits for the purpose of rendering our financial statements misleading or for any other reason. Reporting Accounting Irregularities The Audit and Finance Committee of our Board oversees our procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters. You are expected to report to us any questionable behavior that comes to your attention regarding our accounting, internal accounting controls, or auditing matters. You can report these matters to your supervisor, our Chief Compliance Officer, any member of the management team, or the Chair of the Audit and Finance Committee. You can also report these matters anonymously by using our whistleblower hotline. All reports regarding accounting, internal accounting controls, or auditing matters will be referred to the Chair of the Audit and Finance Committee. You can find more information in our Whistleblower Policy. Ethics in the Community Anticorruption We prohibit all forms of bribery and corruption. This includes bribery of government officials (both U.S. and non-U.S.), as well as commercial bribery. You are prohibited from giving, promising, offering, or authorizing payment of anything of value to any third party to improperly influence the third party’s actions. You can find more information in our Anticorruption Policy.

ROYAL GOLD, INC. 10 Communications with Shareholders and the Media Royal Gold must ensure the accuracy of all public statements about our business to shareholders, the media, and other interested parties. In addition, federal securities laws prohibit the selective disclosure of material nonpublic information to shareholders or other investment professionals before that information is disclosed to the general public. Only certain individuals are authorized to communicate with shareholders and the media on behalf of Royal Gold. Any shareholder or media inquiries must be directed to our Investor Relations Department. You can find more information in our Regulation FD and Disclosure Policy. Environmental and Social Responsibility Royal Gold is committed to preserving and protecting the environment, promoting the health and safety of our employees, respecting local cultures and values, and being an exemplary international corporate citizen. While our stream and royalty agreements generally do not permit us to have control over operations at the underlying properties, we expect and encourage the operators of these properties to conduct their activities in a responsible manner. You can find more information in our Environmental, Social Responsibility, and Governance Policy and Supplier Code of Conduct. Political Contributions Corporate funds may not be provided to political candidates, entities, or organizations without the written consent of our CEO (or the Chair of the Audit and Finance Committee of our Board in the case of a political contribution suggested by our CEO). This includes direct cash contributions, the donation of property or services, and purchases associated with fund-raising events. You may not use your job title or company affiliation in connection with personal political activities, unless that information is required by law. You may make lawful contributions of personal funds to political activities; however, Royal Gold will not reimburse you for those contributions. Communicating with Regulators We strive to maintain cooperative and constructive relationships with regulators and other government authorities. Communications with government authorities on behalf of Royal Gold must be coordinated, accurate, complete, and timely. Therefore, you should coordinate with our Legal Department before communicating with government authorities on behalf of Royal Gold. In addition, you must immediately report any inquiries from governmental authorities that you receive on behalf of Royal Gold.

ROYAL GOLD, INC. 11 Final Disclaimer This Code provides an introduction to your responsibilities relating to your role with Royal Gold, along with an overview of certain important policies. It is not intended to create an express or implied contract of employment. It is also not inclusive of all applicable company policies. Our policies may be modified in our sole discretion, without notice and at any time. Employment with Royal Gold is on an at- will basis. * * * * * * Revised November 15, 2022